Exhibit 10.31.4

PURCHASE AND SALE AGREEMENT

     AGREEMENT ("Agreement") entered into this 28th day of July, 1997 by and between CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation having its principal place of business in Bloomfield, Connecticut ("CGLIC"), LIFE INSURANCE COMPANY OF NORTH AMERICA, a Pennsylvania corporation having its principal place of business in Philadelphia, Pennsylvania ("LINA"), and LIFE INSURANCE COMPANY OF GEORGIA, a Georgia corporation having its principal place of business in Atlanta, Georgia ("LIC") (CGLIC, LINA and LIC are sometimes individually referred to herein as "Seller" and collectively as the "Sellers"); WESTERN NATIONAL LIFE INSURANCE COMPANY a Texas corporation having its principal place of business in Houston, Texas ("WLIC"), ML CBO VII, Series 1997-C-3 ("ML CBO3"), a Cayman Islands entity having its principal place of business in George Town, Grand Cayman (WLIC and ML CBO3 are sometimes individually referred to herein as "Purchaser" and collectively as the "Purchasers"), and THE ROCKY RIVER REALTY COMPANY, a Connecticut corporation having its principal place of business in Berlin, Connecticut (the "Company").

     All of Sellers' agreements hereunder are subject to the provisions of
Section 5 below.

Sellers own an aggregate of $11,784,689.32 principal amount of 8.81% Guaranteed Senior Secured Notes, Series A, due April 14, 2007 (the "Series A Notes") issued by the Company in the original aggregate principal amount of $15,000,000 pursuant to Note Agreements dated April 14, 1992 between the Sellers, the Company and certain others (collectively, the "Note Agreements") and certain other Operative Agreements, as defined in the Note Agreements. Purchasers desire to purchase $5,892,344.81 aggregate principal amount of the Series A Notes (the "Notes") from Sellers, as set forth more fully below and in Exhibit A hereto. Simultaneously with the consummation of the transactions contemplated herein, the Company is separately repurchasing from Sellers the remaining outstanding Series A Notes not being purchased and sold hereunder. Capitalized terms used herein which are defined in the Note Agreements have the respective meanings set forth therein, unless otherwise defined herein or the context otherwise requires.

AGREEMENT

     NOW, THEREFORE, in consideration of the premises and agreements herein contained, the parties have agreed and do hereby agree as follows:

     1. Transfer of Notes. Upon the terms set forth in this Agreement, Sellers will sell, assign, transfer and deliver to Purchasers, and Purchasers will purchase from Sellers, at the Closing (as defined in Section 6) and as contemplated in the escrow letter agreement dated July 28, 1997 among the Sellers, the Purchasers, the Company and the individuals to whom it is addressed (the "Escrow Letter"), the Notes and all the rights of the Sellers with respect to the Notes under the related Note Agreements, free and clear of all liens, charges and encumbrances of any nature whatsoever, in the principal amounts and for the amounts to be paid to the Sellers set forth on Exhibit A hereof.

     2. Representations and Warranties of Sellers. Each of the Sellers represents and warrants for itself only to the Purchasers that:

          (a) Organization of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has valid corporate authority to execute and deliver this Agreement and to sell the Notes held by it as provided herein.

          (b) Authority. The execution, delivery and performance of this Agreement, the Note Agreement and the other Operative Agreements to which Seller is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by Seller and no further corporate action by Seller is or shall be required for such execution, delivery or performance. This Agreement and the Operative Agreements to which Seller is a party have been duly executed and delivered by Seller and constitute the legal, valid and binding Agreements of Seller enforceable against Seller in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general application affecting the rights of creditors and by general equity principles. No governmental or regulatory approval is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Sellers.

          (c) No Liens. When sold to Purchasers as provided herein, the Notes will be free of all liens, charges and encumbrances of any nature whatsoever.

          (d) No Registration. Based on Purchasers' representations herein, the sale of the Notes hereunder is not required to be registered under the Securities Act of 1933, as amended (the "Act"), or any state securities or "Blue Sky" laws.

3. Representations and Warranties of Purchasers. Each Purchaser represents and warrants for itself only to the Sellers and the Company as follows:

     (a) Organization and Authority of Purchaser. Purchaser is duly organized, validly existing and in good standing under the laws of its state of incorporation or foreign jurisdiction, as applicable, and has valid corporate authority to execute and deliver this Agreement and to purchase the Notes to be purchased by it as provided herein.

     (b) Authority. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by Purchaser, have received all necessary governmental or regulatory approval and no further corporate action by Purchaser is or shall be required for such execution, delivery, performance or consummation.

     (c) No Registration. Purchaser understands that the Notes have not been and will not be registered under the Securities Act of 1933, as amended (the "Act"), or any state securities or "Blue Sky" laws, and may be resold only if registered pursuant to the provisions of the Act and applicable state securities laws or if an exemption from such registration is available; that neither the Company nor the Seller is required to register the Notes; and that any transfer must comply with the agreements and documents that govern the Notes. Each Purchaser will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Notes it purchases hereunder.

     (d) Status of Purchaser, Purpose of Purchase. The Purchaser is a sophisticated institutional investor that is an "accredited investor" within the meaning of Rule 501 under the Act and has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in the Notes and is able to bear the economic risk of such investment. The Purchaser represents that it is not (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not it is subject to the provisions of Title I of ERISA or (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended. The Purchaser is acquiring the Notes for its own account, and not with a present view to, or for sale in connection with any, distribution thereof, provided that the disposition of the Purchaser's property shall at all times be and remain within its control.

     (e) No Solicitation. The Notes were not offered or sold to Purchaser by any form of general solicitation or general advertising.

     (f) Independent Investigation. Purchaser acknowledges that it has conducted, to the extent it deemed necessary, an independent investigation of such matters, and has had the opportunity to receive such information as, in its judgment, is necessary for it to make an informed investment decision, and has not relied upon the Seller for any investigation or assessment to evaluate the transaction contemplated hereby.

     (g) Public Information. Certain information that may be pertinent to the Purchaser's decision to purchase the Notes can be obtained from a variety of public sources, including the Securities and Exchange Commission. The Purchaser has obtained and carefully reviewed the Company's most recent Annual Report on Form 10K and the press releases and other public disclosures made by the Company since the filing of its annual report.

     (h) Reliance. The Seller has not made any representation or warranty, express or implied, of any kind to the Purchasers, other than as set forth herein. Seller has no obligation to Purchaser, express or implied, including without limitation fiduciary obligations, except for the obligations specifically set forth in this Agreement or in the Escrow Letter.

          Purchaser is fully aware that, with regard to the sale of the Notes it is purchasing hereunder, Seller is relying upon the truth and accuracy of these representations and warranties.

4. Representations and Warranties of the Company. The Company represents and warrants to Purchasers as follows:

     (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut and has valid corporate authority to execute and deliver this Agreement.

     (b) Authority. The execution, delivery and performance of this Agreement, the Note Agreement and the other Operative Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the Company and no further corporate action by the Company is or shall be required for such execution, delivery, performance or consummation. This Agreement and the other Operative Agreements have been duly executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application affecting the rights of creditors and by general equity principles. No governmental or regulatory approval is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Company.

     (c) No Conflict or Restrictions. The Company is not now under any obligation of a contractual or other nature to any person, firm or corporation which is inconsistent or in conflict with this Agreement, the Notes, the Note Agreement or the other Operative Agreements, or which would prevent, limit or impair in any way its performance of its obligations hereunder or thereunder.

     (d) Title to Property. The Company owns the Office Lease Property free and clear of all liens, charges and encumbrances, other than as permitted under the Note Agreement and other Operative Agreements.

     (e) Series B Notes. The Company has paid off in full and retired the Series B Notes. The Series A Notes which are not being purchased and sold hereunder are being repurchased simultaneously with the consummation of the transactions contemplated herein.

     (f) Defaults; Guaranty. There are no Defaults or Events of Default under the Notes or the Note Agreement. Since December 31, 1996, there has been no material adverse change in the financial condition of the Company other than as disclosed in Northeast Utilities' 1996 Annual Report, Annual Report on Form 10-K for the year ended December 31, 1996, Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 and its Current Reports on Form 8-K filed after January 1, 1997. The Guaranty has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, the Guarantor enforceable against the Guarantor in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application affecting the rights of creditors and by general equity principles and is in full force and effect.

     (g) Documentation. True and complete copies of the Notes, the applicable Note Agreement and the other Operative Agreements have been provided to Purchasers.

     (h) No Registration. Based on Purchasers' representations herein, the sale and purchase of the Notes hereunder is not required to be registered under the Act or any state securities or "Blue Sky" laws.

5. Sellers' Agreements. Notwithstanding any other provisions of this Agreement, the undertakings and agreements of CGLIC, LINA, and LIC in this Agreement constitute agreements and undertakings of each of them individually and not collectively, and any and all such undertakings and agreements are for the benefit of the Purchasers only, and are not intended to nor shall they be construed as conferring any benefit on or creating any rights in favor of the Company with respect to the Sellers or any of them.

     The Sellers have not verified any matters covered by any representations and warranties of the Company to Purchasers contained in this Agreement, and Sellers shall in no way be deemed to have agreed with any such representations and warranties of the Company (except to the extent covered by specific representations and warranties of Sellers under Section 2 hereof) to have any duty of due diligence or disclosure to the Purchasers with respect to those matters covered by the Company's representations and warranties contained in this Agreement.

     Further, in the event that the transactions contemplated hereunder and by the Escrow Letter are not timely consummated, Sellers have not waived and each of them specifically reserves any and all rights they and each of them may have with respect to the Company under the terms of the Note Agreement, the Operative Agreements, and any other agreements or documents delivered to them or any of them in connection with the transactions which are covered by or are the subject of the Note Agreement (collectively, the "Sellers' Transaction Documents"). Specifically, and without in any way limiting the generality of the preceding sentence, in the event the transactions contemplated hereunder and by the Escrow Letter are not timely consummated, the Sellers have not and shall not be deemed to have consented to or agreed to the provisions, or to have consented to the deferral of the exercise of any rights they or any of them may have under any of the Sellers' Transaction Documents or to any waiver, modification or amendment of or with respect to any of the Sellers' Transaction Documents, including, without limitation, the rights of the Sellers under Section 4.2(b) of the Note Agreement.

     6. Closing. The closing of the purchase and sale of the Notes as provided for herein (the "Closing") shall take place on or before July 30, 1997 as contemplated in the Escrow Letter.

     The obligations under this Agreement of each party to this Agreement shall be terminated and shall be of no further force and effect if the transactions contemplated hereby, including receipt by Sellers of all payments due to Sellers hereunder in connection with their sale of the Notes, and receipt by Sellers of all payments due to Sellers in connection with the separate contemporaneous repurchase by the Company from Sellers of the remaining outstanding Series A Notes have not occurred on or before July 30, 1997, time being of the essence.

     7. Payment of Consideration. At the Closing, (i) each Seller shall execute and deliver to the Purchaser purchasing the Notes an assignment of the Notes and Sellers' rights under the related Note Agreement as shall be appropriate to carry out the intent of this Agreement and sufficient to sell, assign, transfer and deliver to Purchasers all of Sellers' right, title and interest in and to the Notes; (ii) Purchasers shall deliver to Sellers the consideration (to be paid by Purchasers) for the Notes and Sellers' rights with respect to the Notes under the related Note Agreement as set forth on Exhibit A hereof by wire transfer of immediately available funds; (iii) the Company shall pay to each Seller by wire transfer of immediately available funds the amount (to be paid by the Company) set forth on Exhibit A hereto with respect to the Notes and (iv) the Company shall deliver to Purchasers at the addresses for physical delivery therefor set forth on Exhibit A replacement notes relating to the Notes purchased by Purchasers hereunder and an opinion of counsel substantially in the form of Exhibit B hereto.

     8. Consent Regarding Note Agreement. The Purchasers hereby consent that so long as they shall hold the Notes, they will only seek to enforce the below-referenced provisions of the Note Agreement as if such provisions provide as follows:

          (a) Section 3.1: The definition of "Major Subsidiary" shall exclude Public Service Company of New Hampshire and North Atlantic Energy Corporation for all completed fiscal years of NU ending on or before December 31, 1998. Furthermore, the term "Major Subsidiary" shall be limited to Western Massachusetts Electric Company, a Massachusetts corporation; The Connecticut Light and Power Company, a Connecticut corporation; Public Service Company of New Hampshire, a New Hampshire corporation; and North Atlantic Energy Corporation, a New Hampshire corporation, so long as each of these Subsidiaries from time to time either holds more than ten percent (10%) of the consolidated assets of Guarantor and its Subsidiaries (as defined in Section 3.1 of the Note Agreement), or accounts for more than ten percent (10%) of the consolidated earnings of Guarantor and its Subsidiaries, both tests measured as of the end of the most recently completed fiscal year of Guarantor.

          (b) Sections 4.2(b) and 11.1(h): The term "Investment Grade" is replaced in each place where it appears in Section 4.2 (b) of the Note Agreement with the term "Minimum Grade", which for those purposes and for purposes of Section 11.1(h) of the Note Agreement is defined as "a rating by Moody's Investor Services, Inc. (or any successor) of what is currently referred to as "B1" or higher, or by Standard & Poor's Corporation (or any successor) of what is currently known as "B+" or higher, respectively. In addition, the notification required by Section 11.1(h) of the Note Agreement shall apply only to becoming aware that Moody's Investors Services, Inc. or Standard & Poor's Corporation (or any successor to either such entity if either or both do not then exist) has placed the senior debt of any Major Subsidiary on a so-called "watch list" prior to a possible downgrading to a rating lower than Minimum Grade.

          (c) Transfer. Each Purchaser agrees that, without the prior written consent of the Company, it will not sell, assign, transfer or deliver any Note unless it shall arrange to make the provisions of this Section 8 survive any subsequent transfer of the Note.

     9. Purchasers' Covenant. Each Purchaser hereby covenants, promises and agrees (a) to perform each and all of the covenants, agreements and obligations under the Note Agreement and the Operative Agreements to be performed by the Sellers thereunder on or after the date hereof, at the time, in the manner and in all respects as provided in such documentation, and (b) to be bound by each and all of the terms and provisions of the Note Agreement and the Operative Agreements as though such documentation had originally been made, executed and delivered by such Purchaser on the date hereof, as such terms and provisions have been amended by this Agreement as to Purchasers.

     10.  Miscellaneous

          (a) Modification. The rights and duties hereunder may not be modified, revised or terminated except by a writing signed by all parties hereto or their duly authorized representatives.

          (b) Expenses of Parties; Brokers. Except as otherwise specifically provided for herein, each party hereto shall bear all expenses incurred by it in connection with this Agreement including, without limitation, the charges of its counsel and other experts or brokers. Each party hereto further represents and warrants that no agent, broker, investment banker, person or firm acting on its behalf is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated herein, except for the fee of Donaldson Lufkin & Jenrette Securities Corporation, which the Company agrees to pay.

          (c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement of the parties hereto.

          (d) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Connecticut.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

CONNECTICUT GENERAL LIFE           WESTERN NATIONAL LIFE INSURANCE
  INSURANCE COMPANY                   COMPANY
By CIGNA Investments, Inc.         By CONSECO Capital Management, Inc.,
                                   acting as Investment Advisor


s/s Lawrence A. Drake         s/s  Gary F. Greaur
By   Lawrence A. Drake        By   Gary F. Greaur
Its  Managing Director        Its  Assistant Vice President



LIFE INSURANCE COMPANY             ML CBO VII, Series 1997-C-3
   OF NORTH AMERICA                By CONSECO Capital Management, Inc.,
By CIGNA Investments, Inc.         acting as Investment Advisor

s/s Lawrence A. Drake              s/s Gary F. Greaur
By   Lawrence A. Drake             By   Gary F. Greaur
Its  Managing Director             Its Assistant Vice President


LIFE INSURANCE COMPANY             THE ROCKY RIVER REALTY COMPANY
  OF GEORGIA
By   ING Investment Management, Inc.
     its Agent


s/s Fred C. Smith             s/s David R. McHale
By   Fred C. Smith            By   David R. McHale
Its  SVP and Managing         Its  Assistant Treasurer
     Director